UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

The Duckhorn Portfolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40240	81-3866305
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
1201 Dowdell Lane Saint Helena, CA 94574
(Address, including zip code, of Principal Executive Offices)
(707) 302-2658
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NAPA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
The Duckhorn Portfolio, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (this “Amendment”) to amend the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2023 (the “Original 8-K”). The Original 8-K reported the final voting results of the Company’s 2023 Annual Meeting of Stockholders held on January 20, 2023 (the “2023 Annual Meeting”). This Amendment is being filed to disclose the Company’s decision as to how frequently it will conduct future stockholder advisory votes on named executive officer compensation (“say on pay”). No other changes have been made to the Original 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.
As disclosed in the Original 8-K, at the 2023 Annual Meeting the Company’s stockholders voted on, among other matters, a non-binding advisory vote regarding the frequency of future say on pay votes. The frequency of three years received the highest number of votes cast by stockholders at the Annual Meeting.
On March 1, 2023, the Company’s Board of Directors (the “Board”) considered the outcome of this advisory vote and determined that the Company will hold a say on pay vote every three years unless changed as a result of a subsequent vote on the frequency of future say on pay votes or until the Board determines that it is in the best interests of the Company to hold such vote with a different frequency. The Company expects to hold its next advisory vote on the frequency of future say on pay votes no later than its 2029 Annual Meeting of Stockholders.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Duckhorn Portfolio, Inc.

Date: March 3, 2023	By:	/s/ S.B.A. Sullivan
Sean Sullivan
Executive Vice President, Chief Strategy and Legal Officer